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                                                                    EXHIBIT 10.9

                         BIG STONE PLANT PROPERTY LEASE

       This Lease is made and executed effective on April 18, 2001 (the "Effective Date"), by and between Big Stone-Grant Industrial Development and Transportation, L.L.C., a South Dakota limited liability company, having its principal office at Post Office Box 218, Big Stone City, South Dakota, 57216, referred to as "Lessor," and Northern Lights Ethanol, LLC, a limited liability company, organized and existing under the laws of South Dakota having its principal office at 1303 East Fourth Avenue, Milbank, South Dakota 57252, referred to as "Lessee."

                                   SECTION ONE
                                 LEASED PREMISES

       For and in consideration of the mutual promises and covenants set forth in this Lease , Lessor leases to Lessee, and Lessee leases from Lessor, the parcel of real estate, legally described on Schedule A, attached and incorporated as an integral part of this Lease (such real estate being referred to in this Lease as the "Leased Premises").

                                   SECTION TWO
                             USE OF LEASED PREMISES

       The Leased Premises shall be used for the construction and operation of a plant for the production of ethanol and its co-products, and for such structures as are necessary for its support, and for no other purpose. The Lessee covenants that during the term of this lease in the use of the Leased Premises it will, at its own expense, comply with all private building restrictions and all applicable laws, codes, ordinances, regulations and orders (collectively, "Laws") of governmental authorities now or hereafter in any manner affecting the Leased Premises and the improvements thereon or the use thereof, whether or not any such Laws which may hereafter be enacted involve change of policy on the part of the governmental body enacting the same, and the Lessee will do any work or make any alteration in the Leased Premises and the improvements thereon which is required to make such premises conform with the requirements and standards of Laws applicable to the Leased Premises, whether the work involved is structural or otherwise. The Lessee agrees to indemnify and hold the Lessor harmless from the consequences of any violation of any Laws. The Lessee further agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to any Law with respect thereto, and further agrees to protect the Lessor and the Leased Premises against any tax, fee or other charge or penalty imposed or levied upon the Leased Premises on account of any failure to comply with any such Law or the provisions of this lease. In no event shall the Leased Premises be used for any purpose that would invalidate the current and future maximum electrical output of the

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Big Stone Plant. Lessee shall not do or permit any act or thing which might impair the value or usefulness of the Leased Premises or which constitutes a public or private nuisance or waste.

                                  SECTION THREE
                                      TERM

         Subject to the terms, provisions, covenants, and conditions of this Lease , Lessee shall have, hold, possess, and enjoy the Leased Premises for a term of 99 years, which shall begin on the Effective Date and continue for a period of 99 years thereafter unless sooner terminated as provided herein. "Lease Year," as used in this Lease , shall mean each of the successive 12-month periods during the lease term, the first Lease Year to commence on the date of execution of this Lease Agreement.

                                  SECTION FOUR
                             DELIVERY OF POSSESSION

       If Lessor, for any reason whatever, cannot deliver possession of the Leased Premises to Lessee at the commencement of the lease term, as specified above, Lessee, as its sole and exclusive remedy, may terminate this Lease Agreement by giving written notice of termination to Lessor on or before the date that Lessor is able to tender possession.

                                  SECTION FIVE
                            TITLE TO LEASED PREMISES

       Lessor covenants that Lessor is seized of the Leased Premises in fee simple and has full right to make this Lease Agreement. The Leased Premises are subject to all zoning regulations and other Laws now in effect or which may in the future be adopted by any governmental authority having jurisdiction and to all reservations, restrictions, easements, liens and other encumbrances of record. Lessee has examined the title to the Leased Premises and has found the same to be satisfactory.

                                   SECTION SIX
                                      RENT

       Subject to adjustment as provided below, the total rent for the first five years of the lease term shall be $12,000.00, which Lessee shall pay to Lessor, without deduction or offset, at the place or places as may be designated from time to time by Lessor, in installments of $2,400.00 per lease year as follows:

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
                   Lease Year                   Rent Due Date
                   ----------                   -------------

                      One                 Date of this Lease Agreement

                      Two                         May 1, 2002

                     Three                        May 1, 2003

                      Four                        May 1, 2004

                      Five                        May 1, 2005

       The rental to be paid by Lessee under this Lease Agreement shall be adjusted on January 1, 2006, and every five years thereafter by increasing the rental in effect during the immediately preceding five-year period by five percent.

                                  SECTION SEVEN
                                  IMPROVEMENTS

       The "Improvements" on the Leased Premises shall consist of and be deemed to include the buildings, structures, and equipment to be located, erected, constructed, or installed by or on behalf of Lessee on the Leased Premises during the lease term, including without limitation all buildings, machinery, equipment, heating, plumbing, corn processing equipment, and related fixtures constructed for the use and operation of an ethanol facility.

       Improvements shall not include personal property located on or at, and used or useful in connection with the operation or maintenance of, the Leased Premises.

       Prior to constructing the Improvements on the Leased Premises, Lessee shall obtain Lessor's prior written consent of the site layout, architectural drawings and any other drawings reasonably requested by Lessor for the Improvements in accordance with this paragraph. The plans and drawings shall be prepared by licensed architects and engineers at Lessee's cost and expense, and submitted by Lessee to Lessor for Lessor's written approval or any revisions required by Lessor. Lessor shall not unreasonably withhold approval, and in the event of disapproval, Lessor shall give to Lessee an itemized statement of reasons for disapproval within 30 days after the plans and drawings are submitted to Lessor.

       Lessee shall strictly comply with the following provisions relating to the construction of any and all Improvements on the Leased Premises:

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       (a) No construction shall be undertaken until Lessee shall have procured and delivered to Lessor an affidavit setting forth the equity level raised and construction financing committed for completion of the Improvements as designed;

       (b) No construction shall be undertaken until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, relating to the particular phase of the construction to be undertaken;

       (c) The construction shall be performed in accordance with the plans and drawings approved by Lessor and shall be conducted under the supervision of the architect by whom the approved plans and specifications are prepared, or by such other licensed architect as shall be retained by and at the expense of Lessee and who shall be reasonably satisfactory to Lessor;

       (d) The construction shall be done promptly and in a good and workmanlike manner of first-class materials, and in compliance with the building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof;

       (e) At Lessor's option, the construction shall be subject to inspection at any time and from time to time by Lessor and its architect, or their duly authorized representatives, and in the event that Lessor's architect shall, upon any such inspection, be of the opinion that the construction is not to be carried out in accordance with the conditions in this Article or that any of the materials or workmanship are not in conformance with the building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, Lessee shall cause Lessee's architect to consult with Lessor's architect with a view of correcting any such failure to comply with the conditions hereof ;

       (f) At all times when construction is in progress, Lessee shall, at Lessee's sole cost and expense, maintain, or cause to be maintained, workmen's compensation insurance covering all persons employed in connection with the construction and with respect to whom death or bodily injury claims could be asserted against Lessor, Lessee or the Leased Premises and/or the building, and commercial general liability insurance naming Lessor as an additional insured and expressly covering the additional hazards due to the construction, with combined single limits of not less than $2,000,000 per occurrence for bodily injury or property. The commercial general liability insurance provided for in this subsection may be provided by an appropriate endorsement, if

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obtainable, upon the insurance required to be maintained by Lessee pursuant to the Article 19 entitled "Insurance", and shall otherwise comply with all applicable requirements of Article 19.

       Lessee shall have the right to make such alterations, improvements, and changes to any Improvements that may from time to time be on the Leased Premises as Lessee may deem necessary, or to replace any Improvements; provided however, in all cases Lessee shall have first obtained Lessor's written approval of the site layout, architectural drawings and other drawings reasonably requested by Lessor for the alteration, improvement, change or replacement, which approval shall not be unreasonably withheld. Lessee shall not, without the written consent of Lessor, connect or interconnect the Improvements to or with any other structure not located entirely on the Leased Premises.

       The ethanol plant design, operations, plans and drawings provided to or inspected by Lessor pursuant to this Section including but not limited to specifications, photocopies, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, know-how, engineering reports, operating instructions and manuals and all other information observed or obtained regarding Lessee's Improvements and operations, shall be deemed to be confidential and proprietary information of Lessee. Lessor shall hold such confidential information in confidence and shall use the same solely for the purposes set forth in this Section. Lessor further agrees that it shall not make disclosure of any such confidential information to any person, except those employees, agents or representatives necessary to complete any inspection or review. Prior to providing the confidential information to any employee, agent or representative, Lessor will notify each person to whom such disclosure is made that the confidential information is received in confidence and shall be kept in confidence by such person. Lessor's obligation to keep the confidential information confidential shall be subject to any requirement that the confidential information be disclosed in order to comply with applicable law or regulation or with any requirement imposed by judicial, administrative process or any governmental or court order.

                                  SECTION EIGHT
                                 EMINENT DOMAIN

       In the case of condemnation by public authority of any part or all of the Leased Premises, or the commencement of any proceedings or negotiations which might result in any such condemnation, each party will promptly give written notice thereof to the other party, generally describing the nature and extent of such condemnation or the nature of such proceedings or negotiations and the nature and extent of the condemnation which might result therefrom, as the case may be.

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       If the entire Leased Premises shall be taken by condemnation, this Lease and all right, title and interest of Lessee hereunder shall cease and come to an end as of the date the condemning authority takes possession.

       In the event of any partial taking of the Leased Premises, this Lease shall terminate as to the portion of the Leased Premises so taken as of the date the condemning authority takes possession of the portion so taken. In the event of a partial taking of the Leased Premises or of any material part of any Improvements constructed on the Leased Premises that renders the Leased Premises and Improvements unsuitable for the use and operation of the business then being conducted on the Leased Premises, then the Lessee shall have the option, exercised, if at all, in writing within 30 days of the date when the condemning authority takes possession of the property, to terminate this Lease Agreement as to the portion of the Leased Premises not taken.

       In the event Lessee does not timely elect to terminate this Lease as provided in the preceding sentence, then Lessee shall be required, at its own cost and expense, to repair and restore the Leased Premises and the Improvements constructed thereon to the same or equivalent condition or status that they were in or required to be kept in before such condemnation and so that they may continue to be operated as an economic unit, taking into account the effect of such condemnation. In the event the Lessee is obligated to repair or restore the Leased Premises or Improvements constructed thereon, the condemnation award shall be divided between Lessor and Lessee so that after all fees and expenses in connection with obtaining the award have been paid, Lessor shall receive that portion thereof attributable to the Leased Premises, including Lessee's leasehold estate therein, and Lessee shall receive that portion thereof attributable to the Improvements constructed by Lessee on the Leased Premises. The Lessor shall make available to the Lessee the Lessee's portion of any condemnation award for the limited purpose of paying for such repair and restoration in accordance with reasonable construction disbursing procedures. In the event the Lessee's portion of the proceeds of any condemnation award shall be insufficient to pay the costs of such repair or restoration, the Lessee shall be obligated to pay the difference, and to complete the repair and restoration free and clear of all liens for mechanics or other liens against the Leased Premises for such work.

       The rental to be paid by Lessee to the Lessor shall not be abated either in whole or in part by reason of any condemnation proceeding except where this Lease Agreement shall be terminated by reason thereof, and except that in the event of a partial taking from which the Lessor receives proceeds for the taking of the Leased Premises, the rent shall be reduced proportionately to the square footage of the Leased Premises which remains before and after such taking.

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       The foregoing notwithstanding, in the event of a taking affecting Lessee,
Lessee shall have the right to make a claim against the condemning authority for moving expenses, business relocation benefits and for the value of Lessee's Improvements only to the extent that such claim does not reduce the sums otherwise payable by the condemning authority to Lessor. Except as expressly provided to the contrary in this Section, all damages, awards and payments for the taking shall belong to Lessor irrespective of the basis upon which they were awarded, and Lessee hereby assigns all claims against the condemning authority to Lessor, including, but not limited to, all claims relating to Lessee's interest in the leasehold estate created by this Lease.

                                  SECTION NINE
                                    UTILITIES

       Lessee shall fully and promptly pay for all water, gas, heat, light, power, steam, telephone service, and other public or private services and utilities of every kind furnished to the Leased Premises throughout the term of this Lease Agreement, and all other costs and expenses of every kind whatever of or in connection with the use, operations, and maintenance of the Leased Premises and all activities conducted on the Leased Premises, and Lessor shall have no responsibility of any kind for any such utilities.

                                   SECTION TEN
                                   INSPECTIONS

       Lessee shall permit Lessor, its agents and employees, to enter all parts of the Leased Premises and the Improvements during Lessee's business hours to inspect the same and to enforce or carry out any provisions of this Lease Agreement, provided Lessee is given three (3) days prior written notice (except in an emergency) and Lessee's business shall not be unreasonably interfered with.

                                 SECTION ELEVEN
                              TAXES AND ASSESSMENTS

       Lessee shall pay when due all taxes, charges, fees and assessments (general and special), levied against the Leased Premises and Improvements from time to time during the lease term. If at any time any taxes, fees or other charges payable during the term hereof shall be levied by the State of South Dakota or any political subdivision thereof against the Lessor with respect to its interest in the Leased Premises, or rentals payable by the Lessee hereunder in lieu of, or in substitution in whole or in part for, any taxes, fees or other charges that might otherwise be levied or assessed by such taxing authority on the Leased Premises or any part thereof and any Improvements thereon, the Lessee

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agrees to pay, or cause to be paid, when due, any and all such taxes, fees and other charges. Lessee shall pay all of the above mentioned taxes, charges, fees and assessments before any fine, penalty, interest, or cost may be added for nonpayment, and shall furnish to Lessor, on request, official receipts or other satisfactory proof evidencing such payment.

       Nothing contained in this Lease shall prevent or prohibit Lessee or Lessor from protesting the validity or amount of any levy or assessment against the Leased Premises and Improvements or from taking such actions as may be required or permitted by law for enforcing and effecting a protest, provided the Leased Premises and Improvements or any part of same or any interest in the Leased Premises and Improvements, or the rent due under this Lease Agreement would not be in any material danger of being sold, forfeited, or lost solely by reason of such proceedings, and Lessor would not be in any danger of any civil or criminal liability by reason of such protest. Lessor, at the expense of Lessee, shall cooperate with Lessee and execute any documents or pleadings legally required for any such protest.

       In connection with any such protest, Lessee may, if permitted or required by law, withhold the payment of any protested taxes or assessments, but only on the express condition that the withholding of payment shall be consented to by Lessor. Lessor's consent shall not be withheld so long as Lessee proceeds in the protest according to statute and provides satisfactory security under the statute or otherwise to the effect that the Leased Premises and Improvements shall not be lost due to the nonpayment of such taxes or assessments.

                                 SECTION TWELVE
                             MAINTENANCE AND REPAIRS

       Lessee shall, at its sole expense, keep and maintain the Leased Premises and Improvements in good condition and repair, all ordinary wear and tear excepted, and to that end shall make all necessary repairs and replacements to the Leased Premises including repairs and replacements which may be necessary from time to time to the buildings and other Improvements on the Leased Premises, and to the electrical, plumbing, heating, air conditioning, and other equipment of all types on or in the Leased Premises or Improvements. Lessee shall, at its sole expense, keep and maintain the Leased Premises, in good, sanitary and neat order.

       Lessor shall not be obligated to make any repairs, replacements, or renewals of any kind, nature, or description whatever to the Leased Premises or any buildings or other Improvements on the Leased Premises.

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                                SECTION THIRTEEN
                                 INDEMNIFICATION

       Lessee shall protect, indemnify, and save harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses, (including without limitation reasonable attorneys' fees and expenses) imposed on or incurred by or assessed against Lessor or the Leased Premises or the Improvements during the lease term, for any reason including but not limited to (a) any accidents or injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or the Improvements or any part of same; or (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease Agreement;
(c) any negligence or tortious act on the part of Lessee or any of its agents, contractors, sublessees, licensees, or invitees; or (d) any mechanic's or supplier's claim for lien in connection with or work done or materials furnished relating to the Leased Premises or the Improvements. In case any action, suit, or proceeding is brought against Lessor by reason of any such occurrence, Lessee, on request of Lessor, shall at Lessee's expense defend the action, suit, or proceeding with counsel designated by Lessee and approved by Lessor, which approval shall not be unreasonably withheld. Lessee waives all claims against Lessor for damages to the Improvements that are now on or will be placed or constructed on the Leased Premises and to the property of Lessee in, on, or about the Leased Premises, or the Improvements, from any cause arising at any time except for such claim arising by reason of the negligence or misconduct of Lessor, its agents or employees, and except as otherwise expressly provided in this Lease.

       Lessor shall protect, indemnify and save harmless Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses including without limitation reasonable attorneys' fees and expenses imposed on or incurred by or assessed against Lessee, the Leased Premises or the Improvements during the lease term for: (a) any failure on the part of Lessor to perform or comply with any of the terms of this Lease;
(b) any accidents or injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or the Improvements or any part of the same arising from the negligence or tortious act on the part of Lessor or any of its agents, contractors, sublessees, licensees or invitees; or
(c) any mechanic's or supplier's claim or lien in connection with or work done or materials furnished by or for Lessor to the Leased Premises or the adjoining land owned by Lessor. In case any claim is brought against Lessee by reason of any such occurrence, Lessor, on request of Lessee, shall at Lessor's expense defend the action, suit or proceeding with counsel designated by Lessor and approved by Lessee, which approval shall not be unreasonably withheld.

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                                SECTION FOURTEEN
                   ENCUMBRANCE OF LESSEE'S LEASEHOLD INTEREST

       Lessee may encumber by mortgage or other proper instrument, its leasehold interest and estate in the Leased Premises, together with all buildings and other Improvements placed by Lessee on the Leased Premises, as security for any indebtedness of Lessee. The execution of any mortgage, or other instrument, or the foreclosure of any mortgage or other instrument, or any sale, either by judicial proceeding or by virtue of any power reserved in a mortgage, or conveyance by Lessee to the holder of the indebtedness or the exercising of any right, power or privilege reserved in any mortgage (hereinafter, the "Leasehold Mortgagee"), shall not be held as a violation of any of the terms or conditions of this Lease Agreement, or as an assumption by the Leasehold Mortgagee personally of the obligations of this Lease Agreement. The foregoing notwithstanding, the Leasehold Mortgagee shall be personally liable for the payment and performance of all rental and other obligations to be paid or performed on the part of the Lessee under this Lease Agreement during any period the Leasehold Mortgagee succeeds to the Lessee's interest under this Lease by virtue of foreclosure, conveyance in lieu of foreclosure or other transfer of the Lessee's interest to the Leasehold Mortgagee, and should the Leasehold Mortgagee thereafter assign or otherwise transfer the Lessee's interest under this Lease Agreement to a transferee, the Leasehold Mortgagee shall be released from all obligations and liabilities under this Lease Agreement arising from and after the date of such assignment or transfer provided that the assignee or transferee expressly assumes in writing, for the benefit of Lessor, such liabilities and obligations. No encumbrances, foreclosure, conveyance, or exercise of right shall relieve Lessee from its liability under this Lease Agreement.

       If Lessee shall encumber its leasehold interest and estate in the Leased Premises and if Lessee or the Leasehold Mortgagee shall give notice to Lessor of the existence of the encumbrance and the address of the Leasehold Mortgagee, then Lessor shall mail or deliver to the Leasehold Mortgagee, at such address, a duplicate copy of all material notices in writing which Lessor may from time to time give to or serve on Lessee under and pursuant to the terms and provisions of this Lease Agreement. The copies shall be mailed or delivered to the Leasehold Mortgagee at, or as near as possible to, the same time the notices are given to or served on Lessee. The Leasehold Mortgagee may, at its option, at any time before the rights of Lessee shall be terminated as provided in this Lease Agreement, pay any of the rents due under this Lease Agreement, or pay any taxes and assessments, or do any other act or thing required of Lessee by the terms of this Lease Agreement, or do any act or thing that may be necessary and proper to be done in the observance of the covenants and conditions of this Lease Agreement or to prevent the termination of this Lease Agreement. All payments so made and all things so done and performed by the Leasehold Mortgagee shall be as effective to prevent a termination of

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the rights of Lessee thereunder as the same would have been if done and performed by Lessee.

                                 SECTION FIFTEEN
                                      LIENS

       Lessee shall keep all and every part of the Leased Premises and all Improvements at any time located on the Leased Premises free and clear of any and all mechanic's, material supplier's, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or equipment used or furnished for in connection with any operations of Lessee, any alteration, improvement, or repairs or additions that Lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by Lessee on or about the Leased Premises, or any obligations of any kind incurred by Lessee, and at all times promptly and fully to pay and discharge any and all claims on which any such lien may or could be based, and to indemnify Lessor and all of the Leased Premises and all Improvements on the Leased Premises from and against any and all such liens and claims of liens and suits or other proceedings pertaining to the Leased Premises.

       Lessee shall give Lessor written notice no less than 30 days in advance of the commencement of any construction, alteration, addition, improvement, or repair estimated to cost in excess of $250,000.00 in order that Lessor may post appropriate notices of Lessor's nonresponsibility.

       If Lessee desires to contest any lien, it shall notify Lessor of its intention to do so within 30 days after filing of the lien. In that case, and provided that Lessee shall on demand protect Lessor by a good and sufficient surety bond against any lien and any cost, liability, or damage arising out of such contest, or by providing Lessor with other collateral security in a form and amount satisfactory to Lessor. Lessee shall not be in default under this Lease Agreement until 30 days after the non-appealable, final determination of the validity of the lien within which time Lessee shall satisfy and discharge the lien to the extent held valid. However, the satisfaction and discharge of any lien shall not, in any case, be delayed until execution is had on any judgment rendered on the lien, and such delay shall be a default of Lessee under this Lease Agreement. In the event of any such contest, Lessee shall protect and indemnify Lessor against any and all loss, expense, and damage resulting from the contest.

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                                 SECTION SIXTEEN
                                 ATTORNEYS' FEES

       If any action at law or in equity shall be brought to recover any rent under this Lease Agreement, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Lease Agreement, or for the recovery of the possession of the Leased Premises, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party.

                                SECTION SEVENTEEN
                          REDELIVERY OF LEASED PREMISES

       Lessee shall pay the rent and all other sums required to be paid by Lessee under this Lease in the amounts, at the times, and in the manner provided in this Lease , and shall keep and perform all the terms and conditions on its part to be kept and performed. In the event of the nonperformance by Lessee of any of the covenants of Lessee undertaken in this Lease , this Lease may be terminated as provided elsewhere in this instrument. Prior to the expiration, or earlier termination, of this Lease , title to all Improvements constructed on the Leased Premises from and after the Effective Date shall be vested in the Lessee. Unless Lessor exercises its option to require Lessee to remove all or a portion of the Improvements as provided below, at the expiration or earlier termination of this Lease Agreement the title to all railroad tracks, concrete, buildings and underground utilities constructed on the Leased Premises shall vest in the Lessor, its successors or assigns, free and clear of all encumbrances arising through Lessee, its successors or assigns, and Lessee shall peaceably and quietly quit and surrender to Lessor the Leased Premises and all Improvements in good order and condition, subject to the other provisions of this Lease Agreement. Lessee shall, upon the expiration or earlier termination of this Lease Agreement, execute such instruments and in such form as the Lessor, its successors or assigns, may require for the purpose of confirming title to the above-described Improvements in the Lessor, its successors or assigns.

       Lessor may, at Lessor's option, upon the expiration or termination of this Lease require Lessee to remove, at Lessee's sole expense, all or any portion of the Improvements constructed by or on behalf of Lessee on the Leased Premises. In such event, Lessee shall promptly and with all diligence remove the Improvements specified by Lessor, repair any and all damage to the Leased Premises and any remaining Improvements located thereon resulting from, or caused by, the removal, conduct such environmental investigation and remediation as Lessor may reasonably require, and restore and reclaim the Leased Premises or affected portion thereof to its natural condition prior to the execution of this Lease Agreement.

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                                SECTION EIGHTEEN
                               REMEDIES CUMULATIVE

       All remedies conferred on Lessor in this Lease shall be deemed cumulative and no one remedy exclusive of the other, or of any other remedy conferred by law.

                                SECTION NINETEEN
                                    INSURANCE

       Lessee shall, at its own expense, procure and maintain, or cause to be procured and maintained, in force throughout the term of this Lease Agreement, hazard insurance with extended coverage endorsement against loss or damage to the Leased Premises and improvements, in a reasonable amount and as may be required by any mortgagee of Lessee. insurance against loss or damage to the Leased Premises and Improvements with coverage for perils as set forth under the Causes of Loss-Special Form in an amount equal to the full insurable replacement cost of the Improvements (except for footings, foundations, railroad tracks, driveways, parking areas and site work), and such other insurance as Lessor may reasonably deem appropriate or as may be required from time-to-time by any mortgagee. Such policies shall be written by reputable companies licensed to do business in South Dakota, and shall be in such form as shall be satisfactory to Lessor and to the holder of any mortgage permitted under this Lease . Further the policies shall: (a) provide that the insurance proceeds shall be payable to Lessor and Lessee as their respective interests may appear; (b) include any mortgagee of the Leased Premises and Improvements, as its interest may appear and as such mortgagee may require; and (c) require the insurer to give Lessor and any mortgagee at least ten days' advance written notice of any expiration or cancellation of any policy. Lessee hereby waives any and all rights of recovery which it may have against Lessor for any loss which is covered by the insurance carried by Lessee pursuant to the foregoing provision of this paragraph, or would have been covered had the Lessee maintained the insurance required by this paragraph, including without limitation any loss due to the negligence of Lessor or Lessor's agents or employees.

       Lessee, at its own expense, shall keep in effect commercial general liability insurance, including contractual liability insurance, covering Lessee's operations on or about the Leased Premises and Improvements, with such limits of liability as Lessor may reasonably determine from time-to-time, but not less than combined single limits of $2,000,000.00 per occurrence for bodily injury or property damage; however, such limits shall not limit the liability of Lessee hereunder. The policy shall name Lessor, and if requested by Lessor, Lessor's mortgagee(s) as additional insured parties with respect to the Leased Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall be endorsed to provide that it is primary to and not contributory to any

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policies carried by Lessor, shall contain a severability of interests clause, shall provide that it shall not be cancelable or reduced without at least 30 days' prior written notice to Lessor and shall be issued in form satisfactory to Lessor.

       Any insurance required to be maintained by Lessee pursuant to this Section may be evidenced by blanket insurance policies covering the Leased Premises and Improvements and other property or assets of Lessee.

       All insurance policies covering the Leased Premises and Improvements shall expressly waive any right on the part of the insurer to subrogate to any rights of Lessor or any mortgagee against Lessee and to any rights of Lessee against Lessor or mortgagee.

       Lessee shall promptly on request deliver to Lessor and any holder of any mortgage permitted under this Lease certified copies of all insurance policies (or, in the case of blanket policies, certificates of the same) with respect to the Leased Premises and Improvements which Lessee is required to maintain pursuant to this Section.

       In the event of the failure of Lessee either to obtain the insurance required under this Section, or to pay the premiums for each insurance policy or to deliver the policies or certificates to Lessor, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums for the insurance, which premiums shall be repayable by Lessee to Lessor with the next installment of rent. Failure of Lessee to so repay to Lessor such premiums shall carry with it the same consequences as failure to pay any installment of rent.

       In the event that Lessor or Lessee or a holder of any mortgage permitted under this Lease Agreement shall at any time deem the limits of the insurance required to be carried under this Section to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for insurance then to be carried. Insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

                                 SECTION TWENTY
                             FIRE OR OTHER CASUALTY

       Except as provided hereafter in this Section, if at any time during the term of this Lease Agreement, the Improvements or any part of the Improvements, shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Lessee, at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, shall proceed with reasonable diligence (excepting delays due to Acts of God, weather conditions, riot, war, court order, and the like), subject to a reasonable time allowance for the purpose of adjusting such loss, to repair, alter, restore, replace, or rebuild the same as nearly as possible to its value, condition, and character immediately prior to such damage or destruction. Such repairs, alterations, restoration, replacement, or rebuilding, including temporary repairs or the protection of other property pending the completion of any repairs, are sometimes referred to in this Section as the "work."

       Notwithstanding anything to the contrary as set forth above, in case of the destruction of the Improvements on the Leased Premises or damage to the Improvements from any cause so as to make them unusable at any time during the lease term, Lessee, if not then in default under this Lease may elect to terminate this Lease by written notice served on Lessor within 30 days after the occurrence of the damage or destruction. In the event of such termination, the Lessee shall have the obligation to tear down, raise, and demolish the Improvements and to restore and reclaim the Leased Premises to its natural condition prior to the execution of this Lease if so requested by Lessor. Such restoration, reclamation, and demolition shall be at the sole cost of Lessee whether or not the Lessee has the right to receive any proceeds collected under any insurance policies covering the Improvements. On such termination, rent, taxes, assessments, and any other sums payable by Lessee to Lessor under this Lease shall be prorated as of the termination date, and Lessee shall remain liable for all obligations and liabilities accrued under this Lease prior to the date of termination and for all obligations and liabilities that by their express terms survive the termination of this Lease. In the event any rent, taxes, or assessments shall have been paid in advance, Lessor shall rebate any such payment for the unexpired period for which payment shall have been made.

                               SECTION TWENTY-ONE
                     PROHIBITION OF INVOLUNTARY ASSIGNMENT;
                       EFFECT OF BANKRUPTCY OR INSOLVENCY

       Neither this Lease nor the leasehold estate of Lessee nor any interest of Lessee under this Lease in the Leased Premises or in the Improvements on the Leased Premises shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatever, except as is otherwise provided in this Section. Any attempt at involuntary assignment, transfer, or sale except as is otherwise provided in this Section shall be void and of no effect.

       Without limiting the generality of the provisions of the preceding paragraph of this Section, Lessee agrees that in the event any proceeding is commenced by or against Lessee under any bankruptcy act as amended or replaced, and in the event that the bankruptcy trustee or debtor in possession fails to assume timely this Lease under the provisions of the bankruptcy act, any such proceeding shall constitute an involuntary assignment prohibited by the provisions of the proceeding paragraph of this Section and shall be deemed to constitute a breach of this Lease by Lessee.

       The foreclosure of a mortgage granted by Lessee on Lessee's leasehold interest in the Leased Premises and/or the Improvements located thereon, or the appointment of a receiver as part of or in conjunction with a foreclosure action initiated by a mortgagee of the Lessee holding a mortgage lien upon the Lessee's leasehold interest in the Leased Premises and/or the Improvements located thereon, and the subsequent sale by said mortgagee to a third party purchaser shall not be deemed an involuntary assignment, transfer or sale prohibited under the first paragraph of this Section. If a receiver is appointed in any other proceeding or action to which the Lessee is a party and such receivership is not discharged within a period of 180 days after the creation of the receivership by a court of competent jurisdiction, or if Lessee has not posted a bond or obtained a surety to indemnify the petitioner for the receivership in an amount satisfactory to the court, then such receivership proceeding shall constitute an involuntary assignment prohibited by the provisions of the first paragraph in this Section and shall be deemed to constitute a breach of this Lease by Lessee. In this event, Lessor may at its election terminate this Lease and also all rights of Lessee under this Lease and in and to the Leased Premises and also all rights of any persons claiming under Lessee.

                               SECTION TWENTY-TWO
                                   ASSIGNMENT

       Except as provided in Section Fourteen above, the Lessee shall not assign this lease or sublet the Leased Premises either in whole or in part, without in each such case receiving the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any consent given by Lessor hereunder shall be with respect to the particular transaction for which such consent is requested, and the giving of such consent shall not be deemed consent to a subsequent transaction.

                              SECTION TWENTY-THREE
                               DEFAULT -- REMEDIES

       If any of the following events of default shall occur: (a) if the Lessee or the Leasehold Mortgagee shall fail to pay any installment of rent and such failure shall continue for more than 30 days after written notice thereof from the Lessor; or (b) if the Lessee or the Leasehold Mortgagee shall fail to perform or comply with any other term hereof and such failure shall continue for more than 30 days after written notice thereof from the Lessor (or, if such failure is of such a character as to require more than 30 days to cure and if the Lessee continues to use reasonable diligence in curing such failure, for more than that period of time reasonably necessary to cure such failure ); or
(c) if any of the events or circumstances described in Section Twenty-One above occur and the Leasehold Mortgagee does not assume the Lease, then and in any such event, the Lessor may, at its option, declare a forfeiture of this Lease and, whether or not such a forfeiture shall be declared, may re-enter into possession of the Leased Premises and remove all persons therefrom and collect all rents owing but unpaid for all periods to and including the last day of the month during which the Lessor shall obtain possession of the Leased Premises together with any costs, expenses or damages incurred or suffered as a result of such default, which sums shall thereupon become immediately due and payable, and in the event that the Lessor shall elect to declare a forfeiture and shall recover possession of the Leased Premises, the Lessee shall nevertheless remain liable for, as liquidated and agreed current damages, and shall pay amounts equal to the rent hereunder in monthly installments as such rent becomes due, plus all payments to be made by the Lessee hereunder, less (i) the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to the provisions of this Section after deducting from such proceeds all of the Lessor's expenses in connection with such repossession or such reletting; or
(ii) the net proceeds, if any, of all rents, issues and profits arising from or related to the Leased Premises and all Improvements constructed thereon after deducting from such proceeds all of the Lessor's expenses in connection with receiving such rents, issues and profits.

       In the event the Lessor shall recover possession of the Leased Premises for default under the terms of this Lease, the Lessee does hereby assign unto the Lessor all rents, issues and profits arising from or related to the Leased Premises and all buildings and other Improvements constructed thereon.

       At any time or from time to time after repossession of the Leased Premises or any part thereof pursuant to the provisions of this Section, whether or not the term of this Lease shall have been terminated pursuant to the provisions of this Section, Lessor may (but shall be under no compulsion) to relet the Leased Premises or any part thereof for the account of Lessee, in the name of Lessee, or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in its uncontrolled discretion, may determine, and may collect and receive the rents therefor. The Lessor shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon such reletting.

       Except insofar as inconsistent with, or contrary to, any provisions of this Lease, no right or remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

       Except to the extent that the Lessor may have otherwise agreed in writing, no waiver by the Lessor of any breach of the Lessee of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent breach of the same, or any other obligations, agreements or covenants, nor shall any forbearance by the Lessor to seek a remedy for such breach by the Lessee be deemed a waiver by the Lessor of its rights or remedies with respect to such breach.

                               SECTION TWENTY-FOUR
                            LESSOR'S RIGHT TO PERFORM

       If the Lessee shall fail to make any payment or perform any act required to be made or performed hereunder, or shall fail to make any payment or perform any act required to be made or performed by any mortgage which is a lien on the Leased Premises, or the Lessee's interest therein, or shall fail to make any payment or perform any act required to be performed by Lessee under any lease or sublease from Lessee, Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of the Lessee, and may enter upon the Leased Premises or any part thereof for such purposes and take such action thereon as, in the Lessor's option, may be necessary or appropriate therefor:
(a) in the event of an emergency, at any time and without any notice; (b) in the event of a nonemergency, at any time after such failure continues for more than 30 days after written notice thereof from the Lessor (or if the failure is of such a character as to require more than 30 days to cure and the Lessee continues to use reasonable diligence in curing such failure, at any time after that period of time reasonably necessary to cure such failure).

       No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs, fees and expenses so insured, shall constitute additional rent hereunder and shall be paid immediately upon demand with interest at the rate provided below.

       All amounts payable by Lessee to Lessor under any of the provisions of this Lease , if not paid when they become due as in this Lease Agreement provided, shall bear interest from the date they become due until paid at the rate of 4% per annum in excess of the rate of interest per annum published in THE WALL STREET JOURNAL as the "High Prime Rate," or the "Prime Rate" if only one "Prime Rate" is published, as the same may fluctuate from time-to-time. If THE WALL STREET JOURNAL ceases to publish a "High Prime Rate" or "Prime Rate," then the "High Prime Rate" or "Prime Rate" shall be determined by reference to a similar publication.

                               SECTION TWENTY-FIVE
                          LESSEE'S OPTION TO TERMINATE

       Lessee shall have the right, by written notice to Lessor given at least 365 days prior to: (a) the expiration of the first five-year period of the term of this Lease ; or (b) the expiration of any five-year period of the term of this Lease thereafter, to terminate this Lease and surrender its leasehold interest under this Lease to Lessor, effective on the expiration of the five-year term as specified in the written notice. On the effective date Lessee shall be relieved from all liability under this Lease arising from and after the effective date, except for those liabilities and obligations that by their terms survive the expiration or termination of this Lease. Without limiting the foregoing, upon such termination Lessee shall comply with the provisions of
Section 17 (entitled "Redelivery of the Premises").

       Until December 31, 2001, Lessee shall have the further right, by written notice to Lessor, to terminate this Lease and surrender to Lessor its leasehold interest under this Lease following 30 days' prior notice for each and every of the following reasons: (a) Lessee is unable to obtain from the proper government authorities any zoning permit, variance or special use permit for the construction and operation of Lessee's ethanol production facility, or if the award of any zoning permit, variance or special use permit is conditioned upon an expenditure of funds unduly prohibitive from a cost and/or profit perspective as determined by Lessee; (b) if Lessee is unable to obtain from the proper government authorities all necessary licenses, permits and other authorizations to utilize the Leased Premises for its use as an ethanol production facility, or the conditions for obtaining said licenses, permits and other authorizations are unduly prohibitive from a cost and/or profit perspective as determined by Lessee; (c) if Lessee is unable to obtain all utility services required to operate Lessee's ethanol production facility at a price that is not unduly prohibitive from a cost and/or profit perspective as determined by Lessee; or
(d) if Lessee is unable to obtain construction and operating loans in an amount or under terms which are not unduly prohibitive from a cost and/or profit perspective as determined by Lessee. In this event, Lessee shall return to Lessor the Leased Premises in the same condition as it existed on the date of this Lease.

       Lessor shall cooperate with Lessee in Lessee's attempt to obtain any zoning permit, variance, special use permit, license, permit or other authorization from the proper government authorities. Lessee shall be responsible for all costs and expenses with respect to the applications required, and proceedings initiated, to obtain any and all of the foregoing.

                               SECTION TWENTY-SIX
                            NON-DISTURBANCE AGREEMENT

       In the event that title commitment reflects that there is a mortgage or similar debt agreement in which the Leased Premises is the security, in whole or in part, Lessor shall obtain a non-disturbance agreement in recordable form satisfactory in all respects to Lessee, whereby the mortgagee or other secured party recognizes this Lease and Lessee's rights hereunder in the event of any foreclosure, and Lessee agrees to attorn to such mortgagee or secured party in furtherance thereof.

                              SECTION TWENTY-SEVEN
                                 QUIET ENJOYMENT

       Lessor covenants that Lessor has full right and lawful authority to enter into this Lease for the full term hereof, and that Lessor is lawfully seized of the entire Leased Premises hereby demised and that all times when Lessee is not in default under the terms and conditions of the Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed.

                              SECTION TWENTY-EIGHT
                                SERVICE OF NOTICE

       All notices, demands and communications as provided herein shall be served to the parties at their then current addresses, or as may be advised by each to the other in writing by registered or certified United States mail, available express mail carrier (such as Federal Express, Emery, Airborne, etc.) return receipt requested, by facsimile transmission, or by personal delivery.

                                   SECTION 29
                                  FORCE MAJEURE

       Anything contained herein to the contrary notwithstanding, Lessor and/or Lessee shall be excused for the period of delay in the performance of any and all of their obligations under this Lease, other than the obligation to pay rent as the same shall fall due, and shall not be considered in default when prevented from so performing by cause or causes beyond Lessor's or Lessee's control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, shortage of supplies and materials, government regulations or through act of God.

                                 SECTION THIRTY
                                  ENVIRONMENTAL

30.01 DEFINITIONS.

       (a) "CLAIM" shall mean and include any notice of violation, summons, complaint, claim, citation, demand, notice of responsibility or potential responsibility, suit, cause of action, orders, decrees, judgements, information request with respect to potential liability under Environmental Laws, action, or proceeding brought or issued by any Governmental Authority or other Person regarding the Leased Premises, the Improvements, or the operations thereon respecting or based upon Environmental Laws or Hazardous Materials to the extent relating to Environmental Law.

       (b) "ENVIRONMENTAL LAW" shall mean and include all federal, state and local laws, rules, orders, codes, ordinances and requirements, and the common law, relating to or imposing liability or standards of conduct with respect to environmental quality now or hereafter in force or effect, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C.
Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state superlien and environmental clean-up statutes, with implementing regulations and legally binding guidelines.

       (c) "HAZARDOUS MATERIALS" shall mean and include the following, including hazardous or dangerous mixtures thereof: any hazardous, dangerous, or toxic substance; any waste, by-product, or constituent regulated under any Environmental Law; oil, petroleum products, petroleum derived substances or wastes, and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA.

       (d) "LOSS" or "LOSSES" shall mean any liability, demand, claim, action, cause of action, assessment, cost, damage, deficiency, tax, penalty, fine or other loss or expense (including reasonable attorney fees and legal expenses, costs of environmental experts, and any interest and penalties).

       (e) "MANAGE" or "MANAGEMENT" means to generate, manufacture, sell, process, distribute, handle, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, or abandon Hazardous Materials.

       (f) "POST TERM CONDITION" means a Release in, on, to, from, or at the Leased Premises or the Improvements by a party other than Tenant, or their respective partners, directors, officers, agents, representatives, employees, contractors, guests, or invitees after the expiration or termination of this Lease.

       (g) "PREEXISTING CONDITION" means the condition of the Leased Premises prior to the Effective Date of this Lease.

       (h) "RELEASE" or "RELEASED" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, depositing, dumping, or disposing of Hazardous Materials in the environment.

       (i) "RESPONSE" or "RESPOND" shall mean reasonable action taken in compliance with Environmental Laws for industrial/commercial properties to investigate, correct, treat, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess, or abate a Release.

       30.02 LESSEE'S COVENANTS. Lessee covenants that during the Term: (a) Lessee shall at its own cost comply with all Environmental Laws (except with respect to Preexisting Conditions); (b) Lessee shall not Manage in violation of any Environmental Law any Hazardous Materials on the Leased Premises or at the Improvements, nor permit nor authorize the same; (c) Lessee shall not install any underground storage tanks in, at, or on the Leased Premises or the Improvements; (d) Lessee shall not take any action that subjects the Leased Premises or the Improvements to permit requirements under RCRA for storage, treatment, or disposal of Hazardous Materials; (e) Lessee shall not dispose

(as the term "dispose" is defined in RCRA) of Hazardous Materials at, in, on, or around the Leased Premises or the Improvements or any portion of Lessor's total property; (f) Lessee shall not Release in violation of Environmental Law any Hazardous Materials into drains, sewers, groundwater or navigable waterways; (g) Lessee shall not cause or permit the Release of any Hazardous Materials on, to, or from the Leased Premises or the Improvements except in the ordinary course of its business and in compliance with Environmental Laws; (h) except for Pre-Existing Conditions, Lessee shall keep the soils and ground water at or under the Leased Premises and the Improvements free from Hazardous Materials;
(i) Lessee shall at its own cost arrange for the lawful transportation and off-site disposal of all Hazardous Materials and other wastes that it generates.

       30.03 NOTICE OF CLAIMS. During the term of this Lease, each party shall promptly provide the other party with copies of all written actual or threatened Claims and other written communications to or from the United States Environmental Protection Agency, the South Dakota Department of Environment and Natural Resources or other federal, state, or local agency or authority or any other entity or individual, concerning (a) any Release on, to, or from the Leased Premises or the Improvements; (b) the imposition of any lien on the Leased Premises or the Improvements, pursuant to Environmental Law; (c) any alleged violation of or non-routine responsibility under Environmental Laws with respect to the Leased Premises or the Improvements; or (d) environmental liability with respect to the Leased Premises or the Improvements.

       30.04 EVIDENCE OF COMPLIANCE. Upon Lessor's reasonable belief that Lessee materially has failed or is materially failing to comply with Environmental Laws or this Section 30, Lessee shall, promptly upon Lessor's written request, provide Lessor copies of reports, tests, permits issued under Environmental Laws, and any other applicable documents that demonstrate that Lessee complies with such Environmental Laws relating to the Leased Premises and the Improvements, this Section 30, and Lessee's operations at the Leased Premises and the Improvements.

       Upon Lessors reasonable belief that Lessee materially has failed or is materially failing to comply with Environmental Laws or this Section 30, Lessee shall, at Lessee's expense, cause an environmental consultant reasonably acceptable to Lessor to perform an environmental assessment of the Leased Premises and Improvements in accordance with a Scope of Work approved in advance by Lessor (the "Periodic Environmental Assessments"). Lessee shall provide Lessor with a complete copy of all final reports, including test results prepared in connection with each Periodic Environmental Assessment which are delivered to Lessee within ten days after receipt thereof. If Lessee fails to undertake and seek diligently to perform any Periodic Environmental Assessment within the time frame set forth above or 30 days after Lessor's subsequent written request, Lessor shall have the right but not the obligation to retain an environmental consultant to perform the Periodic Environmental Assessment. All reasonable out-of-pocket costs and expenses incurred by Lessor in the exercise of such rights shall be payable by Lessee upon demand. Lessee shall, at Lessee's cost, promptly and diligently, but in no event later than any date required by Environmental Laws, rectify or remediate any violations of Environmental Law indicated by the Periodic Environmental Assessments, or Respond to the presence of any Hazardous Materials. To the extent a corrective action plan is required by Environmental Law or is necessary under the circumstances, Lessee shall cause the environmental consultant to create a detailed corrective action plan to rectify or remediate any of said violations or presence of Hazardous Materials and then promptly and diligently implement the plan. Lessee shall provide Lessor with a complete copy of the corrective action plan prior to Lessee's implementation thereof and a complete copy of all test results and reports delivered to Lessee in connection with the implementation of said plan. Lessee shall conduct such rectification, remediation, or Response in a manner that does not unreasonably interfere with Lessor's operations at the Big Stone Power Plant.

       Even if Lessor does not have a reasonable belief that Lessee materially has failed or is materially failing to comply with Environmental Laws or this
Section 30, Lessor may, at Lessor's expense, cause an environmental consultant to perform an environmental assessment of the Leased Premises and Improvements in accordance with a Scope of Work approved in advance by Lessor (the "Periodic Environmental Assessments"). If Lessor determines that Lessee materially has failed or is materially failing to comply with Environmental Laws or this
Section 30 based upon the Periodic Environmental Assessments, Lessee shall, at Lessee's cost, promptly and diligently, but in no event later than any date required by Environmental Laws, rectify or remediate any violations of Environmental Law indicated by the Periodic Environmental Assessment, or Respond to the presence of any Hazardous Materials, and reimburse Lessor for the cost of the Periodic Environmental Assessment. To the extent a Corrective Action Plan is required by Environmental Law or is necessary under the circumstances, Lessee shall cause the environmental consultant to create a detailed Corrective Action Plan to rectify or remediate any of said violations or presence of Hazardous Materials and then promptly and diligently implement the plan. Lessee shall provide Lessor with a complete copy of the Corrective Action Plan prior to Lessee's implementation thereof and a complete copy of all test results and reports delivered to Lessee in connection with the implementation of said plan. Lessee shall conduct such rectification, remediation, or Response in a manner that does not unreasonably interfere with Lessor's operations at the Big Stone Power Plant.

       30.05 LESSOR'S RIGHT TO CURE. If Lessee's Management of Hazardous Materials at the Leased Premises or the Improvements (a) gives rise to liability or to a Claim under or fails to comply in all material respects with any Environmental Law or the environmental provisions of this Lease, (b) causes a significant personal injury, (c) gives rise to a third party claim, or (d) requires a Response as reasonably indicated by any Periodic Environmental Assessment, and if: (i) such matters could cause liability or obligation of Lessor, and (ii) Lessee is not promptly and diligently addressing, rectifying, or remediating the matter, then Lessor shall have the right, but not the obligation, after providing Lessee with notice and a reasonable opportunity to cure and upon Lessee's failure to undertake such a cure, to enter onto the Leased Premises or the Improvements or to take such Response action(s). All reasonable out-of-pocket Response costs and expenses and other costs and expenses incurred by Lessor in the exercise of any such rights shall be payable by Lessee upon demand. This Section 30.05 shall not create any obligations upon Lessee with respect to Preexisting Conditions.

       30.06 LESSEE'S INDEMNITY. Lessee shall indemnify, defend, and hold harmless Lessor, any mortgagee of the Leased Premises, and each of their respective agents, representatives, partners, members, officers, directors, employees, tenants (other than Lessee), licensees, guests, and invitees from all Losses suffered or incurred by any of the foregoing arising from or attributable to (a) any breach by Lessee of any of its warranties, representations, or covenants in this Section 30; (b) noncompliance of the Leased Premises, the Improvements, or Lessee with any Environmental Laws, except with respect to any Preexisting Conditions; (c) any actual or alleged illness, disability, injury, or death of any person in any manner arising out of or allegedly having arisen out of exposure to Hazardous Materials or other substances or conditions present at the Leased Premises or the Improvements during the Lease term or Managed or Released by Lessee or any of Lessee's agents, contractors, employees, representatives, licensees or subtenants, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself, except to the extent such illness, disability, injury, or death results solely from a Preexisting Condition; and (d) Hazardous Materials Managed or Released by Lessee or Lessee's agents, contractors, employees, representatives, licensees, or subtenants regardless of location, including without limitation, those Hazardous Materials Managed or Released by Lessee or any of the Lessee related parties upon or from the Leased Premises or the Improvements except to the extent such Losses arise from a Preexisting Condition. In the event any Claims or other assertion of liability shall be made against Lessor for which Lessor is entitled to indemnity hereunder, Lessor shall notify Lessee of such Claim or assertion of liability and thereupon Lessee shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. Lessee's obligations hereunder shall survive the termination or expiration of this Lease.

       30.07 LESSOR'S INDEMNITY. Lessor shall indemnify, defend, and hold harmless Lessee, any Leasehold Mortgagee of the Lessee's leasehold interest in the Leased

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Premises and the Improvements, and each of their respective agents, representatives, partners, members, officers, directors, employees, tenants, licensees, guests, and invitees from all Losses suffered or incurred by any of the foregoing arising from or attributable to: (a) any Pre-Existing Conditions;
(b) any actual or alleged illness, disability, injury, or death of any person in any manner arising out of or allegedly having arisen out of exposure to hazardous materials or other substances or conditions Managed or Released by Lessor or any of Lessor's agents, contractors, employees, representatives, licensees or other tenants, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and
(c) Hazardous Materials Managed or Released by Lessor or Lessor's agents, contractors, employees, representatives, licensees, or other tenants regardless of location, including without limitation, those Hazardous Materials Managed or Released by Lessor or any of the Lessor's related parties. In the event any Claims or other assertion of liability shall be made against Lessee for which Lessee is entitled to indemnity hereunder, Lessee shall notify Lessor of such Claim and assertion of liability and thereupon Lessor shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. Lessor's obligations hereunder shall survive the termination of expiration of this Lease.

                               SECTION THIRTY-ONE
                                    EASEMENTS

       Lessor shall grant to Lessee easements for ingress and egress to and from the Leased Premises to the public roadways and highways, for railroad tracks and access to the Lessor's spur line originating from the Burlington Northern Santa Fe Railroad, and for installation of utilities, including, but not limited to, steam, condensate, water, wastewater disposal and fuel oil. All easements shall be reduced to writing and filed of record with the Register of Deeds, Grant County, South Dakota. All easements shall be to the mutual satisfaction of both parties.

                               SECTION THIRTY-TWO
                                     WAIVER

       The waiver by Lessor of, or the failure of Lessor to take action with respect to, any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent under this Lease by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted regardless of Lessor's knowledge of a preceding breach at the time of acceptance of rent.

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                              SECTION THIRTY-THREE
                                  PARTIES BOUND

       The covenants and conditions contained in this Lease shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators, and assigns of all of the parties to the Lease . All of the parties shall be jointly and severally liable under this Lease .

                               SECTION THIRTY-FOUR
                               TIME OF THE ESSENCE

       Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision of this Lease.

                               SECTION THIRTY-FIVE
                                    CAPTIONS

       The captions appearing under the section number designations of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

                               SECTION THIRTY-SIX
                                  GOVERNING LAW

       It is agreed that this Lease shall be governed by, construed, and enforced in accordance with the laws of South Dakota.

                              SECTION THIRTY-SEVEN
                                ENTIRE AGREEMENT

       This Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease shall not be binding on either party except to the extent incorporated in this agreement.

                              SECTION THIRTY-EIGHT
                            MODIFICATION OF AGREEMENT

       Any modification of this Lease or additional obligation assumed by either party in connection with this Lease shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                               SECTION THIRTY-NINE
                              ADDITIONAL DOCUMENTS

       The parties agree to execute whatever papers and documents may be necessary to effectuate the terms of this Lease . This Lease shall be filed in the real estate records of the Register of Deeds, Grant County, South Dakota, and with the South Dakota Secretary of State.

       IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on the date indicated above.


                                      BIG STONE-GRANT INDUSTRIAL
                                      DEVELOPMENT AND TRANSPORTATION,
                                      L.L.C, - Lessor

                                      By:     /s/ Mark Rolfes
                                         ---------------------------

                                      Title:  Manager
                                            ------------------------


                                      NORTHERN LIGHTS ETHANOL, LLC,
                                          Lessee

                                      By:     /s/ Delton Strasser
                                         ---------------------------

                                      Title:      President
                                            ------------------------

       STATE OF SOUTH DAKOTA )
                             : SS
       COUNTY OF GRANT       )

On this the 18th day of April 2001, before me personally appeared Mark Rolfes, known to me to be a Manager of Big Stone-Grant Industrial Development and Transportation, L.L.C., the limited liability company that is described in and that executed the within instrument, and acknowledged to me that such limited liability company executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                              /s/ James M. Wiederrich
                                      ----------------------------------------
                                      Notary Public - South Dakota

STATE OF SOUTH DAKOTA )
                      : SS
COUNTY OF GRANT       )

On this the 18th day of August 2001, before me the undersigned officer, personally appeared Delton Strasser, who acknowledged himself to be the President of Northern Lights Ethanol, LLC, a limited liability company, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as a the President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                /s/ James M. Wiederrich
                                --------------------------------
                                Notary Public - South Dakota

Document Prepared By:
Jim Wiederrich
Woods, Fuller, Shultz & Smith P.C.
300 South Phillips Avenue, Suite 300
Sioux Falls, SD 57104-6392
Telephone: (605) 336-3890

                                   SCHEDULE A

                      LEGAL DESCRIPTION OF LEASED PREMISES

       Parcel A in the Southwest Quarter (SW 1/4) of Section Twelve (12), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

       Parcel B in the Southeast Quarter (SE 1/4) of Section Eleven (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.